UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report: November 9, 2009

(Date of earliest event reported)

GOLDRICH MINING COMPANY

(Exact name of registrant as specified in its charter)

Commission File Number: 001-06412

_____________________________________

Alaska	91-0742812
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

3412 S. Lincoln Drive

Spokane, Washington  99203-1650

(Address of principal executive offices, including zip code)

(509) 624-5831

(Registrant’s telephone number, including area code)

 Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.

Regulation FD Disclosure

On November 9, 2009, the Registrant issued the attached news release entitled “Goldrich Announces Forward Gold Sales to Finance Commercial Production at Chandalar”, announcing that its Board of Directors has approved the sale of up to $7 million of forward gold sales. Proceeds from the forward gold sales will be used primarily to finance the start up of commercial production at the Company’s Chandalar gold project.

The contract terms of the forward gold sales include a 20% discount to market price as calculated on the date of sale and will specify delivery of gold in November 2011. The forward gold sales contract contains standard terms regarding delivery and receipt of gold and payment of delivery costs.

Additionally, for each dollar of gold purchased, the purchaser will receive one half of a common stock purchase warrant. Each whole warrant is exercisable to purchase one share of common stock of the Company at an exercise price of $0.65 for a period of two years following the date of issue.  In the event that the Company’s shares of common stock trade in the United States at a closing price of greater than $1.00 per share for a period of 10 consecutive trading days at any time following the issuance of the warrants, the Company has the right to force exercise of the warrants.

The securities have not been and will not be registered under the Securities Act of 1933, as amended, or any state securities laws and may not be offered or sold in the United States absent such registration or an applicable exemption from such registration requirements.  This press release does not and shall not constitute an offer to sell or the solicitation of an offer to buy any of the securities, nor shall there be any sale of the securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration under the securities laws of any state or jurisdiction.

A copy of the press release is attached as Exhibit 99.1 and incorporated herein by reference.

In accordance with General Instruction B.2 of Form 8-K, the information in Item 7.01 of this report, including the exhibits attached hereto which are incorporated herein by reference, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (“the Exchange Act”), nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01

Financial Statements and Exhibits

(d)

Exhibits

99.1

Press release dated November 9, 2009*

*Furnished to, not filed with, the Commission pursuant to Item 7.01 above.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOLDRICH MINING COMPANY (Registrant)
Dated: November 17, 2009	By:	/s/ Ted R. Sharp
Ted R. Sharp Chief Financial Officer